Exhibit 16.1

May 9, 2011

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE: GSP-2, Inc.

File Ref. No. 000-27195

We have read the statements of GSP-2, Inc. pertaining to our film included under Item 4.01 of Form 8-K dated May 4, 2011 and agree with such statements as they pertain to our firm.

Regards,

By:	/s/ WEBB & COMPANY, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants

1500 Gateway Boulevard, Suite 202 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.com